Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arrisi.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

SECOND QUARTER 2014 RESULTS

Suwanee, Ga. (July 31, 2014) ARRIS Group, Inc. (NASDAQ:ARRS), today announced preliminary and unaudited financial results for the second quarter 2014.

On April 17, 2013, the Company closed the acquisition of Motorola Home. As a result, comparisons to prior periods may not be meaningful.

Financial Highlights

•	Revenues in the second quarter 2014 were $1,429.1 million

•	Adjusted net income (a non-GAAP measure) in the second quarter 2014 was $0.70 per diluted share

•	GAAP net income in the second quarter 2014 was $0.26 per diluted share

•	The Company ended the second quarter 2014 with $551.9 million of cash resources

•	Order backlog at the end of the second quarter 2014 was $787.6 million

•	The Company’s book-to-bill ratio in the second quarter 2014 was 0.85

“I am very pleased with our second quarter results, in particular, the acceptance of our new products by our customers” said Bob Stanzione, ARRIS Chairman and CEO. “Looking forward we see continuing opportunity in the business as service providers and programmers invest aggressively to expand their broadband platforms and provide richer video experiences to their customers.”

“We posted a great second quarter with both strong sales and earnings.” said David Potts, ARRIS EVP & CFO. “With respect to the third quarter 2014, we now project that revenues for the Company will be in the range of $1,370 to $1,410 million, with adjusted net income per diluted share in the range of $0.69 to $0.74 and GAAP net income per diluted share in the range of $0.35 to $0.40.”

Revenues in the second quarter 2014 were $1,429.1 million as compared to second quarter 2013 revenues of $1,000.4 million, which excludes the estimated sales of approximately $66 million from Motorola Home prior to the close of the acquisition on April 17, 2013. First quarter 2014 revenues were $1,225.0 million.

Through the first two quarters of 2014 and 2013, revenues were $2,654.1 million and $1,354.0 million, respectively.

Adjusted net income (a non-GAAP measure) in the second quarter 2014 was $0.70 per diluted share, as compared to $0.45 per diluted share for the second quarter 2013. The Company estimates that prior to the close of the acquisition, Motorola Home generated an operating loss of approximately $(30) million or an impact of approximately $(0.15) per diluted share had the result been included in the Company’s second quarter 2013 results. Adjusted net income for the first quarter 2014 was $0.47 per diluted share.

Year to date, adjusted net income was $1.17 per diluted share for 2014, as compared to $0.72 per diluted share in 2013.

GAAP net income in the second quarter 2014 was $0.26 per diluted share, as compared to second quarter 2013 GAAP net loss of $(0.36) per diluted share and first quarter 2014 GAAP net income of $0.28 per diluted share. Year to date, GAAP net income was $0.54 per diluted share in 2014 as compared to GAAP net loss of $(0.51) per diluted share in 2013. A reconciliation of adjusted net income to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arrisi.com).

Cash & Cash Equivalents - The Company ended the second quarter 2014 with $551.9 million of cash, cash equivalents and short-term investments, as compared to $521.5 million at the end of the first quarter 2014. The Company generated $220.3 million of cash from operating activities during the second quarter 2014 as compared to $294.0 million in the second quarter 2013. During the second quarter 2014, the Company made an optional prepayment of $150 million towards its term loan debt in addition to the mandatory payments. Through the first six months of 2014, the Company generated $255.2 million of cash from operating activities, which compares to $344.0 million generated during the same period in 2013.

Order backlog at the end of the second quarter 2014 was $787.6 million as compared to $534.9 million and $996.1 million at the end of the second quarter 2013 and the first quarter 2014, respectively. The Company’s book-to-bill ratio in the second quarter 2014 was 0.85 as compared to the second quarter 2013 of 0.95 and the first quarter 2014 of 1.37.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Thursday, July 31, 2014, to discuss these results in detail. You may participate in this conference call by dialing 888-680-0878 or 617-213-4855 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 57162764 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through August 7, 2014 by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 89274799. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.

About ARRIS

ARRIS is a global innovator in IP, video and broadband technology. We have continually worked with our customers to transform the experience of entertainment and communications for millions of people across the world. The people of ARRIS are dedicated to the success of our customers, bringing a passion for invention that has fueled our 60-year history: We created digital TV, delivered the first wireless broadband gateway and are pioneering the standards and pathways for tomorrow’s personalized, Ultra HD, multiscreen, and cloud services. We are dedicated to meeting today’s challenges and preparing for the tasks the future holds. Collaborating with our customers, ARRIS will continue to solve the most pressing challenges of 21st century communications. Together, we are inventing the future. For more information: www.arrisi.com.

Forward-looking statements:

Statements made in this press release, including those related to:

•	growth expectations and business prospects;

•	revenues and net income for the third quarter 2014, and beyond;

•	the integration of the Motorola Home business

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•	projected results for the third quarter 2014 as well as the general outlook for 2014 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	ARRIS may encounter difficulties completing the integration of the Motorola Home operations with ours, including difficulties finalizing systems conversions.

•	ARRIS’ customers operate in a capital intensive consumer based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers;

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption: and

•	announced consolidations within our customer base, including the proposed acquisition of Time Warner by Comcast and the proposed acquisition of DIRECTV by AT&T, may have an impact on customer’s spending.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2014. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2014	March 31, 2014	December 31, 2013(1)	September 30, 2013(1)	June 30, 2013(1)
ASSETS
Current assets:
Cash and cash equivalents	$483,277	$440,707	$442,438	$541,114	$610,502
Short-term investments, at fair value	68,586	80,818	67,360	125,387	130,723

Total cash, cash equivalents and short term investments	551,863	521,525	509,798	666,501	741,225

Restricted cash	1,096	1,076	1,079	1,818	3,801
Accounts receivable, net	738,008	724,430	637,059	627,844	662,156
Other receivables	14,610	11,694	8,366	4,076	11,007
Inventories, net	297,848	286,058	330,129	343,895	311,608
Prepaid income taxes	32,802	51,758	13,034	49,447	38,186
Prepaids	33,715	15,986	61,482	18,881	17,296
Current deferred income tax assets	79,070	80,427	77,167	75,875	132,113
Other current assets	57,588	58,628	39,930	60,111	281,987

Total current assets	1,806,600	1,751,582	1,678,044	1,848,448	2,199,379

Property, plant and equipment, net	376,509	388,653	396,152	398,353	393,594
Goodwill	944,115	940,149	940,402	943,258	943,316
Intangible assets, net	1,057,557	1,114,231	1,176,192	1,241,258	1,270,211
Investments	68,852	72,372	71,176	96,711	95,551
Noncurrent deferred income tax assets	20,468	21,862	7,678	6,535	6,368
Other assets	56,719	56,180	52,363	52,300	54,847

	$4,330,820	$4,345,029	$4,322,007	$4,586,863	$4,963,266

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$701,293	$596,191	$662,919	$573,673	$485,291
Accrued compensation, benefits and related taxes	101,644	93,251	116,262	101,233	88,494
Accrued warranty	54,546	53,940	48,755	46,536	57,532
Deferred revenue	114,489	126,451	69,071	77,267	80,254
Current portion of LT debt	60,171	53,268	53,254	293,399	289,990
Current income taxes liability	19,672	13,508	3,068	7,012	6,528
Other accrued liabilities	127,335	143,018	141,699	148,282	549,995

Total current liabilities	1,179,150	1,079,627	1,095,028	1,247,402	1,558,084

Long-term debt, net of current portion	1,507,796	1,677,712	1,691,034	1,822,941	1,837,952
Accrued pension	59,552	58,733	58,657	65,395	64,263
Accrued severance liability, net of current portion	4,213	3,833	3,814	3,870	3,782
Noncurrent income taxes payable	22,597	21,913	21,048	25,012	35,320
Noncurrent deferred income tax liabilities	74,297	83,903	74,791	74,242	146,086
Other noncurrent liabilities	64,299	58,842	58,648	53,465	48,196

Total liabilities	2,911,904	2,984,563	3,003,020	3,292,327	3,693,683

Stockholders' equity:
Preferred stock	—	—	—	—	—
Common stock	1,795	1,794	1,766	1,729	1,726
Capital in excess of par value	1,710,845	1,689,907	1,688,782	1,669,667	1,657,383
Treasury stock at cost	(306,330)	(306,330)	(306,330)	(306,330)	(306,330)
Unrealized gain (loss) on marketable securities	150	27	306	85	(19)
Unfunded pension liability	(2,416)	(2,416)	(2,416)	(8,558)	(8,558)
Unrealized gain (loss) on derivative Instruments	(4,503)	(2,660)	(2,541)	(4,277)	—
Retained earnings (deficit)	19,255	(19,769)	(60,569)	(57,752)	(74,922)
Cumulative translation adjustments	120	(87)	(11)	(28)	303

Total stockholders' equity	1,418,916	1,360,466	1,318,987	1,294,536	1,269,583

	$4,330,820	$4,345,029	$4,322,007	$4,586,863	$4,963,266

(1)	In connection with the acquisition of Motorola Home, the consolidated financial statements for prior periods have been recast to include retrospective acquisition accounting adjustments

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013(1)	2014	2013(1)
Net sales	$1,429,071	$1,000,362	$2,654,088	$1,354,012
Cost of sales	1,009,659	769,405	1,887,901	1,014,529

Gross margin	419,412	230,957	766,187	339,483

Operating expenses:
Selling, general, and administrative expenses	112,362	87,899	211,494	128,025
Research and development expenses	144,121	123,557	278,274	167,639
Amortization of intangible assets	58,735	55,914	122,736	63,517
Acquisition, integration, restructuring and other costs	12,518	51,649	24,020	58,848

	327,736	319,019	636,524	418,029

Operating income (loss)	91,676	(88,062)	129,663	(78,546)
Other expense (income):
Interest expense	18,225	18,612	34,823	23,243
Loss (gain) on investments	3,236	(729)	4,911	(1,293)
Loss on foreign currency	1,332	206	653	1,027
Interest income	(701)	(640)	(1,284)	(1,478)
Other (income) expense, net	4,422	(7,735)	6,594	11,681

Income (loss) before income taxes	65,162	(97,776)	83,966	(111,726)
Income tax expense (benefit)	26,138	(49,313)	4,142	(48,613)

Net income (loss)	$39,024	$(48,463)	$79,824	$(63,113)

Net income (loss) per common share:
Basic	$0.27	$(0.36)	$0.56	$(0.51)

Diluted	$0.26	$(0.36)	$0.54	$(0.51)

Weighted average common shares:
Basic	144,415	134,626	143,637	124,940

Diluted	148,063	134,626	147,610	124,940

(1)	In connection with the acquisition of Motorola Home, the consolidated financial statements for prior periods have been recast to include retrospective acquisition accounting adjustments

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013(1)	2014	2013(1)
Operating Activities:
Net income (loss)	$39,024	$(48,463)	$79,824	$(63,113)
Depreciation	19,681	16,010	39,675	22,519
Amortization of intangible assets	58,735	55,915	122,736	63,518
Amortization of deferred finance fees and debt discount	4,863	2,077	7,194	2,237
Non-cash interest expense	—	3,308	—	6,552
Deferred income tax provision (benefit)	(5,643)	(35,204)	(14,028)	(41,199)
Stock compensation expense	15,284	7,180	26,317	13,924
Reduction in revenue related to Comcast investment in ARRIS	—	—	—	13,182
Mark-to-market fair value adjustment related to Comcast investment in ARRIS	—	(6,159)	—	13,189
Provision for doubtful accounts	1,237	—	1,244	—
Loss on disposal and write down of fixed assets	2,774	(33)	3,186	(37)
Loss (gain) on investments	236	(730)	1,910	(1,294)
Impairment of investments	3,000	—	3,000	—
Excess tax benefits from stock-based compensation plans	(868)	(1,111)	(11,325)	(5,770)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(13,651)	1,141	(101,029)	(16,514)
Other receivables	(793)	(3,238)	(8,047)	(7,127)
Inventory	(11,790)	85,314	32,281	92,632
Income taxes payable/recoverable	25,834	(20,441)	(1,585)	(16,633)
Accounts payable and accrued liabilities	104,166	223,285	62,295	251,299
Prepaids and other, net	(21,781)	15,101	11,508	16,644

Net cash provided by operating activities	220,308	293,952	255,156	344,009

Investing Activities:
Purchases of investments	(1,920)	(58,021)	(31,015)	(58,021)
Disposals of investments	13,506	113,310	24,681	358,021
Purchases of property & equipment, net	(13,368)	(15,113)	(26,292)	(21,402)
Sale of property & equipment	2	37	19	90
Acquisitions, net of cash acquired	84	(2,159,762)	84	(2,159,762)

Net cash provided by (used in) investing activities	(1,696)	(2,119,549)	(32,523)	(1,881,074)

Financing Activities:
Proceeds from issuance of debt	—	1,925,000	—	1,925,000
Cash paid for debt discount	—	(9,853)	—	(9,853)
Payment of debt obligations	(168,403)	(15,813)	(182,153)	(15,813)
Early redemption of long-term debt	—	(79)	—	(79)
Deferred financing costs paid	—	(42,207)	—	(42,207)
Excess income tax benefits from stock-based compensation plans	868	1,111	11,325	5,770
Repurchase of shares to satisfy employee tax withholdings	(16,173)	(415)	(22,412)	(12,407)
Fees and proceeds from issuance of common stock, net	7,666	154,804	11,446	165,453

Net cash provided by (used in) financing activities	(176,042)	2,012,548	(181,794)	2,015,864
Net increase (decrease) in cash and cash equivalents	42,570	186,951	40,839	478,799
Cash and cash equivalents at beginning of period	440,707	423,551	442,438	131,703

Cash and cash equivalents at end of period	$483,277	$610,502	$483,277	$610,502

(1)	In connection with the acquisition of Motorola Home, the consolidated financial statements for prior periods have been recast to include retrospective acquisition accounting adjustments

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(unaudited)

(in thousands, except per share data)	Q2 2013			Q1 2014		Q2 2014		June YTD 2013			June YTD 2014
	Amount			Amount		Amount		Amount			Amount

Sales	$1,000,362			$1,225,017		$1,429,071		$1,354,012			$2,654,088
Highlighted items:
Acquisition accounting impacts— Motorola Home def revenue	2,417			206		3,489		2,417			3,695
Reduction in revenue related to Comcast investment in ARRIS	—			—		—		13,182			—

Sales excluding highlighted items	$1,002,779			$1,225,223		$1,432,560		$1,369,611			$2,657,783

	Q2 2013(2)			Q1 2014		Q2 2014		June YTD 2013(2)			June YTD 2014
	Amount	Per Diluted Share		Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share		Amount	Per Diluted Share

Net income (loss)	$(48,463)	$(0.36	)(1)	$40,800	$0.28	$39,024	$0.26	$(63,113)	$(0.51	)(1)	$79,824	$0.54
Highlighted items:
Impacting gross margin:
Acquistion accounting impacts related to inventory	57,600	0.42		—	—	—	—	57,600	0.45		—	—
Product rationalization	13,582	0.10		—	—	—	—	13,582	0.11		—	—
Acquisition accounting impacts related deferred revenue	1,472	0.01		199	0.00	2,802	0.02	1,472	0.01		3,001	0.02
Fair value impacts related to Comcast investment in ARRIS	—	—		—	—	—	—	13,182	0.10		—	—
Stock compensation expense	866	0.01		1,275	0.01	1,835	0.01	1,697	0.01		3,110	0.02
Impacting operating expenses:
Restructuring, acquisition, integration and other costs	51,649	0.38		11,502	0.08	12,518	0.08	58,848	0.46		24,020	0.16
Amortization of intangible assets	55,915	0.41		64,001	0.43	58,735	0.40	63,518	0.50		122,736	0.83
Stock compensation expense	6,314	0.05		9,758	0.07	13,449	0.09	12,227	0.10		23,207	0.16

Impacting other (income) / expense:									—			—
Non-cash interest expense	3,308	0.02		—	—	—	—	6,552	0.05		—	—
Credit facility—ticking fees	477	0.00		—	—	—	—	865	0.01		—	—
Mark-to-market FV adj. related to Comcast investment in ARRIS	(6,159)	(0.05)		—	—	—	—	13,189	0.10		—	—
Impairment on investments	—	—		—	—	3,000	0.02	—	—		3,000	0.02
Asset held for sale impairment	—	—		—	—	2,125	0.01	—	—		2,125	0.01
Impacting income tax expense:
Net tax items	(74,784)	(0.55)		(58,850)	(0.40)	(29,204)	(0.20)	(88,035)	(0.69)		(88,054)	(0.60)

Total highlighted items	110,240	0.81		27,885	0.19	65,260	0.44	154,697	1.21		93,145	0.63

Net income excluding highlighted items	$61,777	$0.45		$68,685	$0.47	$104,285	$0.70	$91,584	$0.72		$172,970	$1.17

Weighted average common shares—basic		134,626			142,854		144,415		124,940			143,637

Weighted average common shares—diluted		136,626			147,152		148,063		127,876			147,610

(1)	Basic shares used as losses were reported for those periods and the inclusion of dilutive shares would be anti-dilutive
(2)	In connection with the acquisition of Motorola Home, the consolidated financial statements for prior periods have been recast to include retrospective acquisition accounting adjustments

See Notes to GAAP and Adjust Non-GAAP Financial Measures

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisitions of Motorola Home, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Reduction in Revenue Related to Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires that we record the implied fair value of benefit received by Comcast as a reduction in revenue. Until the closing of the deal, changes in the value of the investment were marked to market and flowed through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total revenues and other expense (income).

Inventory Valuation: In connection with our acquisition of Motorola Home, business combinations rules require the inventory be recorded at fair value on the opening balance sheet. This is different from historical cost. Essentially we were required to write the inventory up to end customer price less a reasonable margin as a distributor. In addition, we have conformed other cost basis inventory valuation policies during the period. We have excluded the resulting adjustments in inventory and cost of goods sold.

Product Rationalization: In conjunction with the integration of Motorola Home, we have identified certain product lines which overlap. In the second and fourth quarters of 2013, we made the decision to eliminate certain products. As a result, we recorded expenses related to the elimination of inventory and certain vendor liabilities. We believe it is useful to understand the effects of this item on our total cost of goods sold.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Integration, Acquisition, Restructuring and Other Costs: We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We will incur significant expenses in connection with our recent acquisition of Motorola Home, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. Additionally, we have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Non-Cash Interest on Convertible Debt: We have excluded the effect of non-cash interest in calculating our non-GAAP operating expenses and net income measures. We record the accretion of the debt discount related to the equity component non-cash interest expense. We believe it is useful to understand the component of interest expense that will not be paid out in cash.

Credit Facility—Ticking Fees: In connection with our acquisition of Motorola Home, the cash portion of the consideration was funded through debt financing commitments. A ticking fee is a fee paid to our banks to compensate for the time lag between the commitment allocation on a loan and the actual funding. We have excluded the effect of the ticking fee in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Mark To Market Fair Value Adjustment Related To Comcast Investment in ARRIS: In connection with our acquisition of Motorola Home, Comcast was given an opportunity to invest in ARRIS. The accounting guidance requires we mark to market the changes in the value of the investment and flow through other expense (income). We have excluded the effect of the implied fair value in calculating our non-GAAP financial measures. We believe it is useful to understand the effects of these items on our total other expense (income).

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Asset Held for Sale Impairment: In the second quarter of 2014, we entered into a contract to facilitate the sale of a building at less than its carrying value. The asset has been reclassified as held for sale and was measured at the lower of its carrying amount or fair value less cost to sell. We have recorded an initial impairment charge to reduce the assets carrying amount to its fair value less costs to sell in the period the held for sale criteria were met. We have excluded the effect of the asset held for sale impairment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to state valuation allowances, research and development tax credits and provision to return differences.